ARTICLES OF INCORPORATION

                                       OF

                        PRUDENTIAL'S GIBRALTAR FUND, INC.

                              *      *      *      *

                                    ARTICLE I

     THE UNDERSIGNED, Michael K. Isenman, whose post office address is 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.


                                   ARTICLE II

     The name of the Corporation is:

                        PRUDENTIAL'S GIBRALTAR FUND, INC.


                                   ARTICLE III

     The purpose for which the Corporation is formed is to act as an open-end diversified management investment company under the Investment Company Act of 1940, as amended.

                                   ARTICLE IV

     The Corporation is expressly empowered as follows:

     (1) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

     (2) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

     (3) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by these Articles of Incorporation.


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     (4) To enter into a written contract or contracts with any person or persons providing for a delegation of the management of all or part of this Corporation's securities portfolio(s) and also for the delegation of the performance of various administrative or corporate functions, subject to the direction of the Board of Directors. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or stockholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or stockholder may be interested.

     (5) To enter into a written contract or contracts appointing one or more distributors or agents or both for the sale of the shares of the Corporation on such terms and conditions as the Board of Directors of this Corporation may deem reasonable and proper, and to allow such person or persons a commission on the sale of such shares. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or stockholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or stockholder may be interested.

     (6) To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such accounting services agent or agents, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its shares, on such terms and conditions as the Board of Directors of this Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, accounting services agents, dividend disbursing agents, transfer agents, and registrars out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of these Articles of Incorporation or the By-laws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, a custodian so appointed or any nominee or nominees of this Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

     (7) To employ the same person, partnership (general or limited), association, trust or corporation in any multiple capacity under Sections (4),
(5) and (6) of this Article, who may receive compensation from the Corporation in as many capacities in which such person, partnership (general or limited), association, trust or corporation shall serve the Corporation.


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     (8) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article III hereof.

     The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                    ARTICLE V

     The post office address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is CSC-Lawyers Incorporating Service Company, a corporation of this State, and the post office address of the resident agent is 11 East Chase Street, Baltimore, Maryland 21202.

                                   ARTICLE VI

     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is Seventy Five Million (75,000,000) shares, of the par value of One Cent ($0.01) per share and of the aggregate par value of Seven Hundred Fifty Thousand Dollars ($750,000). The shares shall be divided into eleven classes of Common Stock, with Class A shares to consist of Seventy Five Million (75,000,000) shares and each of the remaining ten classes of Zero (0) shares. The Board of Directors may designate the name of each such class. The Board of Directors, without stockholder approval, may increase or decrease the aggregate number of shares of stock of any class as permitted by Maryland law.

     (2) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-laws of the Corporation.


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     (4) Unless otherwise provided by the Board of Directors pursuant to Section
(6) of this Article VI, the stockholders of the Corporation shall be entitled to one vote for each share of stock of the Corporation, irrespective of the class, then standing in his or her name on the books of the Corporation and on any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that: (i) when expressly required by law, shares shall be voted by individual class and (ii) only shares of the respective classes affected by a matter shall be entitled to vote on any such matter.

     (5) Unless otherwise provided by the Board of Directors pursuant to Section
(6) of this Article VI or unless otherwise provided by these Articles of Incorporation, each class of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

          (i) the shares of each class shall have no preference, preemptive, conversion, exchange or similar rights and shall be freely transferable.

          (ii) the Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment thereof shall be wholly in the discretion of the Board of Directors. Dividends or distributions on shares of any class of stock shall be paid only out of the earned surplus or other lawfully available assets belonging to such class.

     (6) The Board of Directors shall have authority by resolution to reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. Subject to the provisions of Sections (7), (8), and (9) of this Article VI and applicable law, the power of the Board of Directors to reclassify any of the shares of capital stock shall include, without limitation, authority to reclassify any such stock into a class or classes of capital stock and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

          (i) The distinctive designation of such class or series; provided that, unless otherwise prohibited


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     by the terms of such class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such reclassification, and any shares of any class or series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to reclassification as provided herein.

          (ii) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series.

          (iii) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

          (iv) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

          (v) Any other rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and these Articles of Incorporation.

     (7) All consideration received by the Corporation for the issue or sale of stock of any class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such class.

     (8) In the event of the liquidation or dissolution of the Corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation


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available for distribution to stockholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the stockholders of any class shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes determined as hereinafter provided.

     (9) The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with such class's share of the general liabilities of the Corporation, in proportion to the asset value of the respective classes determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given class; and as to whether the same, or general assets of the Corporation, are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" such class.

                                   ARTICLE VII

     (1) The number of directors of the Corporation shall be five (5), which number may be increased or decreased pursuant to the By-laws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the first meeting of stockholders and until their successors are duly elected and qualify are:

                           Mendel A. Melzer;

                           Jonathan M. Greene;

                           Saul K. Fenster;

                           W. Scott McDonald, Jr; and

                           Joseph Weber.

     (2) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other


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security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland and the Investment Company Act of 1940, now or hereafter in force, including the advance of related expenses.

                                  ARTICLE VIII

     (1) To the extent the Corporation has funds or other property legally available therefor, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code, as amended, (ii) if the value of such shares in the account maintained by the Corporation or its transfer agent for any class of stock is less than $1,000.00 (One Thousand Dollars); provided, however, that each stockholder shall be notified that the value of his account is less than $1,000.00 and allowed sixty days to make additional purchases of shares before such redemption is processed by the Corporation, or (iii) if the net income for dividend purposes with respect to any particular class of shares should be negative or it should otherwise be appropriate to carry out the Corporation's responsibilities under the Investment Company Act of 1940, in each case subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption price


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of shares of capital stock of the Corporation shall, except as otherwise provided in this section, be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly in securities or other property included in the assets belonging or allocable to the class of the shares redemption of which is being sought, the value of which shall be determined as provided herein. When the net income for dividend purposes with respect to any particular class of shares is negative or whenever deemed appropriate by the Board of Directors in order to carry out the Corporation's responsibilities under the Investment Company Act of 1940, the Corporation may, without payment of monetary compensation but in consideration of the interest of the Corporation and the stockholders in maintaining a constant net asset value per share of such class, redeem pro rata from each stockholder of record on such day, such number of full and fractional shares of the Corporation's common stock of such class, as may be necessary to reduce the aggregate number of outstanding shares in order to permit the net asset value thereof to remain constant.

     (2) Each holder of any class of stock of the Corporation, who surrenders his certificate in good delivery form to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the stockholder, shall, to the extent permitted by the By-laws or by resolution of the Board of Directors, be entitled to convert the shares in question on the basis hereinafter set forth, into shares of stock of any other class of the Corporation. The Corporation shall determine the net asset value, as provided herein, of the shares to be converted and may deduct therefrom a conversion cost, in an amount determined within the discretion of the Board of Directors. The Corporation shall issue to the stockholder such number of shares of stock of the class desired as, taken at the net asset value thereof determined as provided herein in the same manner and at the same time as that of the shares surrendered, shall equal the net asset value of the shares surrendered, less any conversion cost as aforesaid. Any amount representing a fraction of a share may be paid in cash at the option of the Corporation. Any conversion cost may be paid


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and/or assigned by the Corporation to the underwriter and/or to any other agency, as it may elect.

                                   ARTICLE IX

     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practices by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                    ARTICLE X

     The duration of the Corporation shall be perpetual.


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                                   ARTICLE XI

     (1) The Corporation reserves the right from time to time to make any amendments to these Articles of Incorporation which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in these Articles of Incorporation, of any of its outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon by a vote at a meeting.

     (2) Notwithstanding any provision of the General Laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided herein.

     (3) So long as permitted by Maryland law, the books of the Corporation may be kept outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     (4) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

     (i) To make, alter or repeal the By-laws of the Corporation, except where such power is reserved by the By-laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940.

     (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

     (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of


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shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

     (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal.

     (v) Notwithstanding anything in these Articles of Incorporation to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, the value of the liabilities belonging to any class, and the net asset value of each share of any class of the Corporation for purposes of sales, redemptions, repurchases of shares or otherwise.

     (vi) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of any class of the Corporation.

     (vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, these Articles of Incorporation, and the By-laws of the Corporation.


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     IN WITNESS WHEREOF, the undersigned incorporator of PRUDENTIAL'S GIBRALTAR
FUND, INC., hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

     Dated the 26th day of August, 1996.



                                                     /s/ Michael K. Isenman
                                                     ----------------------
                                                         Michael K. Isenman

WITNESS:


/s/ Stephen J. Hadley
---------------------